UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2011

AMCOL INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14447	36-0724340
State of Other Jurisdiction of Incorporation	Commission File Number	I.R.S. Employer Identification Number

2870 Forbs Avenue

Hoffman Estates, IL 60192

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 851-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On May 5, 2011, at the Annual Meeting of Shareholders of AMCOL International Corporation (“AMCOL” or the “Company”), AMCOL’s shareholders voted on proposals to (i) elect three (3) directors for a three-year term or until their successors are elected and qualified; (ii) ratify the Audit Committee’s selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2011; (iii) cast an advisory vote on executive compensation; and (iv) cast an advisory vote on the frequency of future advisory votes on executive compensation. The voting results for each proposal were as follows:

1.	Election of Directors:

Director	For	Withheld	Broker Non-Votes
John Hughes	13,306,400	7,922,667	2,679,568
Clarence O. Redman	20,686,334	542,733	2,679,568
Audrey L. Weaver	20,267,572	961,495	2,679,568

2.	Ratification of the Selection of Ernst & Young LLP:

For	Against	Abstain	Broker Non-Votes
23,838,021	29,110	41,504	—

3.	Advisory Vote on Executive Compensation:

For	Against	Abstain	Broker Non-Votes
20,543,041	652,134	33,892	2,679,568

4.	Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
19,378,979	59,134	1,633,666	157,288	2,679,568

Based on the Board of Directors’ recommendation in the Proxy Statement and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has adopted a policy to hold an advisory vote on executive compensation annually.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMCOL INTERNATIONAL CORPORATION

Date:	May 6, 2011	By:	/s/ Donald W. Pearson
Donald W. Pearson
Vice President and Chief Financial Officer